Exhibit 99.2

NEWS RELEASE	FOR IMMEDIATE RELEASE

Donald H. Dew Appointed Lead Independent Director

of Alliance Financial Corporation

SYRACUSE, NY, January 26, 2011 – The Board of Directors of Alliance Financial Corporation (NasdaqGM:ALNC), by a unanimous vote of its independent directors, has appointed Donald H. Dew as Lead Independent Director for the corporation. As Lead Director, Dew will work with the Chairman of the Board, Jack Webb, and will coordinate the activities of the other non-employee directors and continue to serve as Chairperson of the Governance Committee of the board.

Dew, an Alliance director since 1988, is the former Chairman and Chief Executive Officer of Diemolding Corporation of Canastota, NY.

Alliance Financial Corporation is an independent financial holding company with Alliance Bank, N.A. as its primary subsidiary. Alliance Bank has 29 locations in Cortland, Madison, Oneida, Onondaga and Oswego Counties as well as a Trust Administration Center in Buffalo, NY.

Contact:	Alliance Financial Corporation
Joe Russo
315-475-6710

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